UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2015 (July 17, 2015)

__________

HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On July 17, 2015, Hancock Fabrics, Inc. (the “Company”) held its annual meeting of stockholders in Baldwyn, Mississippi (the “Annual Meeting”). The total number of shares present in person or by proxy was equal to approximately 92.2% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

(b) At the Annual Meeting, the Company’s stockholders (1) elected the four nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Election of Directors”), (2) ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 (“Auditor Ratification”), and (3) approved an amendment to the 2001 Stock Incentive Plan to authorize additional shares (“Amendment of 2001 Plan”). Set forth below are the final voting tallies for the Annual Meeting:

Proposal 1 -- Election of Directors

	For	Against	Abstain	Broker Non-Votes
Sam P. Cortez	8,178,293	630,556	12,797	12,301,063
Steven R. Morgan	8,174,838	637,580	9,228	12,301,063
Steven D. Scheiwe	8,177,893	634,401	9,352	12,301,063
Neil S. Subin	8,606,165	206,053	9,428	12,301,063

Proposal 2 -- Auditor Ratification

For	Against	Abstain
20,817,354	285,160	20,195

Proposal 3 -- Amendment of 2001 Plan

For	Against	Abstain	Broker Non-Votes
7,645,158	1,167,092	9,396	12,301,063

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.
Date: July 22, 2015	By: /s/ James B. Brown
Name: James B. Brown
Title:Executive Vice President and Chief Financial Officer